UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 10, 2006

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

500 Post Road East, Suite 320, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

(a) Attached as Exhibit 99.1 to this Form 8-K of Terex Corporation (“Terex” or the “Company”) is a transcript of the Company’s prepared statements from its March 10, 2006 conference call providing an update on Terex’s 2005 financial performance as well as a 2006 outlook. In addition, a replay of the teleconference is available through Friday, March 17, 2006 at 5:00 p.m., Eastern Time. The replay is accessible by calling (800) 642-1687 (U.S.) or (706) 645-9291 (international) and entering conference id #6133500.

Item 8.01. Other Events.

The Company issued a press release on March 10, 2006, announcing that it will participate in the Citigroup Small & Mid-Cap Conference at the Four Seasons Hotel located in Las Vegas, Nevada on Tuesday, March 14, 2006. A live webcast of this presentation can be accessed on Tuesday, March 14, 2006 at 2:25 PM (PST) on the Terex website, www.terex.com, under the Investor Relations section. Additionally, a slide presentation from the conference will be available beginning on March 14, 2006 on the Terex website under the Investor Relations section. A copy of this press release is included as Exhibit 99.2 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Prepared statements of Terex Corporation from its conference call held on March 10, 2006.

99.2	Press release of Terex Corporation issued on March 10, 2006 regarding the Citigroup Small & Mid-Cap Conference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2006

TEREX CORPORATION

By: /s/ Phillip C. Widman
Phillip C. Widman
Senior Vice President and
Chief Financial Officer